UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2025

SPERO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38266	46-4590683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 Massachusetts Avenue, 14th Floor
Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (857) 242-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SPRO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 25, 2025, Spero Therapeutics, Inc., a Delaware corporation (the “Company”) received a deficiency letter (the “Deficiency Letter”) from the Listing Qualifications Department of the Nasdaq Stock Market, LLC (“Nasdaq”) notifying the Company that, for the preceding 30 consecutive trading days, the closing bid price of its common stock was below the $1.00 per share minimum bid price requirement for continued inclusion on the Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Requirement”). At this current time, this Notice has no effect on the listing of the Company’s common stock, which continues to trade on the Nasdaq Global Select Market (“Nasdaq GS”) under the symbol “SPRO”.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has until August 25, 2025 (the “Compliance Date”) to regain compliance with the Bid Price Requirement. According to the Notice, if the closing bid price of the Company’s common stock is least $1.00 per share for a minimum of 10 consecutive business days before the Compliance Date, Nasdaq will provide written notification that the Company has achieved compliance with the Bid Price Requirement and its common stock will continue to be eligible for listing on the Nasdaq GS.

If the Company does not regain compliance with the Bid Price Requirement by the Compliance Date, it may be eligible for an additional 180-day compliance period under certain circumstances. To qualify, the Company would need to transfer the listing of its common stock to the Nasdaq Capital Market (“Nasdaq CM”). To do so, the Company would need to meet all the initial listing standards for the Nasdaq CM, except for the Bid Price Requirement. To affect such a transfer, the Company would also need to pay an application fee to Nasdaq and would need to provide written notice to Nasdaq of its intention to cure the deficiency during the additional compliance period by effecting a reverse stock split, if necessary. As part of its review process, Nasdaq would decide whether it believes the Company will be able to cure this deficiency.

If the Company is not able to cure the deficiency, or if it does not cure the deficiency within the additional 180-day compliance period or any extension that Nasdaq may grant in its sole discretion, Nasdaq will provide notice that the Company’s common stock will be subject to delisting. The Company would then be entitled to appeal that determination to a Nasdaq Listing Qualifications Panel (the “Panel”). However, there can be no assurance that, if the Company receives a delisting notice and appeals the delisting determination by Nasdaq to the Panel, such appeal would be successful.

The Company intends to actively monitor the closing bid price of our common stock and may, if appropriate, consider implementing available options to regain compliance with the Bid Price Requirement under the Nasdaq Listing Rules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2025	SPERO THERAPEUTICS, INC.

	By:	/s/ Esther Rajavelu
Esther Rajavelu
Interim Chief Executive Officer & Chief Financial Officer